Exhibit 99.1

For Immediate Release

April 30, 2013

For More Information

Trisha Voltz Carlson, SVP Investor Relations Manager

504-299-5208 or trisha.carlson@hancockbank.com

Hancock Holding Company Board of Directors Declares Quarterly Stock

Dividend and Authorizes Common Stock Repurchase

GULFPORT, Miss. (April 30, 2013) — Hancock Holding Company (Nasdaq: HBHC) today announced that the company’s board of directors declared a regular second quarter 2013 common stock cash dividend of $0.24 per share, payable June 14, 2013 to shareholders of record as of June 5, 2013.

The company’s board of directors also authorized the repurchase of up to 5% of the company’s outstanding common stock. The shares may be repurchased through privately negotiated transactions and in the open-market from time to time, depending on market conditions and other factors.

Both matters were approved during the April meeting of the company’s board of directors.

About Hancock Holding Company

Hancock Holding Company, the parent company of Hancock Bank and Whitney Bank, operates across a Gulf south corridor comprising south Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and Panhandle regions of Florida; and Houston, Texas. The Hancock Holding Company family of financial services companies also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and Whitney Insurance Agency, Inc.; corporate trust offices in Gulfport and Jackson, Mississippi, New Orleans and Baton Rouge, Louisiana, and Orlando, Florida; and Harrison Finance Company. Additional information is available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Forward-looking statements that we may make include, but may not be limited to, comments with respect to the expectation that a stock buyback will be completed and any positive effects expected to be gained from the stock buyback.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.